EXHIBIT 99.1

This Statement on Form 4 is filed by the Reporting Person listed below. The principal business address of the Reporting Person is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

Date of Event Requiring Statement: September 5, 2017

Issuer Name and Ticker or Trading Symbol: TRIBUNE MEDIA CO [TRCO]

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President